SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 9, 2005

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

           001-06249                                     34-6513657
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    (Commission File Number)                (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts        02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On September 9, 2005, First Union Real Estate Equity and Mortgage Investments ("First Union") and Sizeler Property Investors, Inc. ("Sizeler") entered into an agreement (the "Settlement Agreement", a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference) pursuant to which Sizeler and First Union agreed to dismiss all litigation between them and granted each other general releases. The Settlement Agreement also provided for: (i) the appointment of Michael L. Ashner, Chairman and Chief Executive Officer of First Union, to the Board of Directors of Sizeler, and the re-nomination of Mr. Ashner or another First Union designee for election in 2006 and 2007 provided First Union refrains from taking certain actions; (ii) the appointment of Mr. Ashner to the Compensation Committee of the Board of Directors of Sizeler, and its Real Estate Acquisition Committee of the Board of Directors which has been renamed as the Strategic Direction and Acquisition Committee; and (iii) the withdrawal by First Union of its nominees for election to the Board of Directors of Sizeler at Sizeler's 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") and a related stockholder proposal.

      Further, pursuant to the Settlement Agreement (i) the number of members of the Board of Directors of Sizeler has been reduced to seven; (ii) if Sizeler's Board of Directors is increased to eight or more persons, Sizeler's Board of Directors will elect a second designee of First Union to the Board of Directors of Sizeler, (iii) Sizeler's Board of Directors has adopted and recommended to shareholders of Sizeler for action at Sizeler's upcoming Annual Meeting of Stockholders an amendment to its charter providing for the elimination of the staggered Board of Directors by Sizeler's 2007 Annual Meeting of Stockholders;
(iv) until October 31, 2006, Sizeler must obtain the approval of a majority of its board of directors, including First Union's designee, prior to issuing equity securities (or securities convertible into or redeemable for equity securities) for cash or making certain amendments to Sizeler's Bylaws; and (v) Sizeler will reimburse First Union up to $375,000 for its out of pocket costs and expenses incurred in connection with the proxy contest.

      First Union also agreed (i) to support for election as directors to the Board of Sizeler at the 2005 Annual Meeting the persons nominated by Sizeler (the "Board Nominees"), (ii) not to (a) solicit authority, directly or indirectly, from any Sizeler stockholder, or directly or indirectly encourage or assist any other party to solicit authority from any Sizeler stockholder, to elect or vote for any candidate or candidates for election to Sizeler's Board at the 2005 Annual Meeting other than the Board Nominees or otherwise present for consideration to any Sizeler stockholder in connection with the 2005 Annual Meeting any candidates other than the Board Nominees, (b) engage in any campaign or efforts to have votes withheld from or otherwise discredit any of the Board Nominees in connection with the 2005 Annual Meeting or cause any other party to do so, (c) solicit authority, directly or indirectly, from any Sizeler stockholder, or directly or indirectly encourage or assist any other party to solicit authority from any Sizeler stockholder, to make or vote for any proposal regarding any possible liquidation of the Company; or (d) assist any other party in doing any of the foregoing

      In addition, First Union agreed that, prior to Sizeler's public announcement of nominees for the Board of Directors of Sizeler in connection with its 2006 Annual Meeting of Stockholders, which announcement is required to

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be made at least 30 days prior to the record date for such meeting, it will not, directly or indirectly: (i) solicit proxies of Sizeler's stockholders; (ii) grant proxies with respect to shares of Sizeler (other than in response to the board of directors' solicitation); (iii) take any action to call a special meeting of Sizeler's stockholders; (iv) make any stockholder proposals in respect of Sizeler; or (v) take any action to acquire stock in Sizeler in excess of the ownership limit set forth in Sizeler's Charter (9.9% in value or number), except in response to a certain attempted acquisition by a third party that was not encouraged or assisted by First Union.

ITEM 7.01 Regulation FD Disclosure

      On September 12, 2005, First Union and Sizeler issued a joint press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached hereto as exhibit 99.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

      10.1 Agreement, dated September 9, 2005, between Sizeler Property Investors, Inc. and First Union Real Estate Equity and Mortgage Investments. (Exhibits to the Agreement have been intentionally omitted).

      10.2 Mutual Release, dated September 9, 2005, between Sizeler Property Investors, Inc. and First Union Real Estate Equity and Mortgage Investments.

      99. Joint Press Release of First Union Real Estate Equity and Mortgage Investments and Sizeler Property Investors, Inc. released on September 12, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of September, 2005.

                                              FIRST UNION REAL ESTATE EQUITY AND
                                               MORTGAGE INVESTMENTS


                                              By: /s/ Michael L. Ashner
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                                                  Michael L. Ashner
                                                  Chief Executive Officer